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                                                                    Exhibit (23)


                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-52543, Form S-8 No. 33-52545, Form S-8 No. 33-54229, Form S-8
No. 33-56857, Form S-8 No. 33-56861, Form S-8 No. 33-61399, Form S-8 No.
33-20431, Form S-8 No. 333-25865, Form S-3 No. 333-93901 and Form S-4 No.
333-93903) pertaining to the Non-Employee Director Stock Option Plan, Management Incentive Program, LTV Steel Group Employee Stock Ownership Plan, Non-Employee Directors' Equity Compensation Plan, The Hourly Employee Stock Payment Alternative Plan, Non-Qualified Stock Option Plan for Certain Key Executives of Continental Emsco Company, Salaried Employee Stock Option Plan and The LTV Corporation Amended and Restated Management Incentive Program, Prospectus of 1,600,000 shares of 8-1/4% Series A Cumulative Convertible Preferred Stock and Prospectus of 11-3/4% Senior Exchange Notes Due 2009, respectively, of The LTV Corporation of our reports included in its Annual Report (Form 10-K) for the year ended December 31, 1999, as listed below:

- Our report dated January 27, 2000, with respect to the consolidated financial statements of The LTV Corporation

- Our report dated January 30, 1999 (except for note 5, as to which the date is May 31, 1999), with respect to the combined financial statements of Copperweld Corporation and Copperweld Canada, Inc.

- Our report dated December 10, 1999, with respect to the financial statements of Welded Tube Co. of America

- Our report dated January 19, 2000, with respect to the financial statements of Trico Steel Company, L.L.C.



                                                           /s/ Ernst & Young LLP



Cleveland, Ohio
February 28, 2000